UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2015

Jones Lang LaSalle Income Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

200 East Randolph Drive, Chicago, IL		60601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 782-5800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders.
On June 16, 2015, Jones Lang LaSalle Income Property Trust, Inc. (the “Company”) held its annual meeting of stockholders at 200 East Randolph Drive, Chicago, Illinois 60601 (the “Annual Meeting”). Stockholders representing shares, or 90.0%, of the outstanding shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), outstanding as of March 26, 2015 (the “Record Date”) were present in person or were represented at the meeting by proxy.
The purpose of this meeting was to consider and vote upon the following three proposals:

1.	To elect seven individuals to the board of directors for the ensuing year and until their successors are elected and qualify;

2.	to consider and vote upon a proposal to amend a provision of our Second Articles of Amendment and Restatement to comply with a request from a state securities administrator; and

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

At the Annual Meeting, the stockholders elected all seven director nominees, amended the Second Articles of Amendment and Restatement and ratified the appointment of KPMG LLP. The votes cast with respect to each proposal were as follows:

	Votes For	Votes Withheld	Total
Proposal 1: Election of Directors
Lynn C. Thurber	45,889,823	535,143	46,424,966
Virginia G. Breen	45,965,721	459,245	46,424,966
Jonathan B. Bulkeley	45,931,886	493,080	46,424,966
R. Martel Day	45,889,823	535,143	46,424,966
Jacques N. Gordon	45,909,856	515,110	46,424,966
Jason B. Kern	45,926,110	498,856	46,424,966
William E. Sullivan	45,899,461	525,505	46,424,966
	Votes For	Votes Against	Abstentions
Proposal 2: Charter Amendment	25,793,645	50,214	183,426
Proposal 3: Ratification of KPMG LLP Appointment	45,726,029	254,593	444,344

Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
3.1	Second Articles of Amendment to the Second Articles of Amendment and Restatement of Jones Lang LaSalle Income Property Trust, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:     /s/ C. ALLAN SWARINGEN
Name: C. Allan Swaringen
Title: Chief Executive Officer and President

Date: June 18, 2015

EXHIBIT INDEX

Exhibit Number	Description
3.1	Second Articles of Amendment to the Second Articles of Amendment and Restatement of Jones Lang LaSalle Income Property Trust, Inc.